Based on Up to 6 Years of Follow-Up, Biovest Announces Favorable Interim

Blinded Data for Fast-Tracked Pivotal Phase 3 Clinical Trial of BiovaxID

Anti-Cancer Vaccine for Non-Hodgkin’s Lymphoma

Company Believes That When The Data is Unblinded it Will Support Planned Application for

Accelerated Approval

Worcester, Mass. June 28, 2007 — Biovest International, Inc. (OTCBB: BVTI), a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI), announced on June 27, 2007 blinded interim data from the start of its fast-tracked pivotal Phase 3 clinical trial of BiovaxID™ for Non-Hodgkin’s lymphoma (NHL) from September 2000 through June 2006. This interim blinded data is the most recent data that has been made available to the Company prior to its latest meeting with the Data Monitoring Committee for the ongoing Phase 3 study. The interim blinded data covers 122 patients who have received either BiovaxID or control vaccine. Randomization was 2:1 in favor of BiovaxID. The blinded data in a Kaplan Meier disease-free survival curve for the per-protocol treatment group in the trial showed that approximately 40% of the evaluable patients in the study remained disease-free from 40 months to almost 70 months.

Dr. Steve Arikian, Biovest Chairman and Chief Executive Officer, stated, “Biovest believes these results are consistent with the expected efficacy of BiovaxID vs. control. Moreover, BiovaxID has the longest Phase 3 follow-up data for patients receiving an active immunotherapy for follicular Non-Hodgkin’s Lymphoma of any of the Phase 3 Non-Hodgkin’s Lymphoma immunotherapy trials ongoing today. We are greatly encouraged by the blinded interim data presented at the Jeffries Healthcare Conference on June 27th, 2007.”

BiovaxID is an anti-cancer vaccine undergoing testing in a Fast-Tracked pivotal Phase 3 clinical trial for a target indication of Non-Hodgkin’s Lymphoma. BiovaxID is a personalized, patient-specific vaccine designed to stimulate the patient’s own immune system to recognize and destroy residual cancerous B-cells that remain after the patient has undergone chemotherapy. Unlike many other approaches to treating NHL, BiovaxID is designed to target only cancerous B-cells. The BiovaxID Phase 3 clinical trial is being conducted at fourteen U.S. oncology centers and 8 centers in Russia.

Applications for accelerated conditional approval of BiovaxID are planned to be submitted to both the Food and Drug Administration (FDA) and European Medicines Agency (EMEA) by mid-2008. The DMC has agreed to serve as a liaison between the Company and the FDA and the EMEA. If conditionally approved, BiovaxID could become commercially available in early 2009.

Members of the investment community, the media, and other interested parties can access the PowerPoint presentation and an audio webcast by visiting Accentia’s homepage at www.accentia.net, or for audio only, http://www.wsw.com/webcast/jeff18/abpi. The PowerPoint presentation and audio will be available and archived on Accentia’s website for 90 days.

About Biovest International, Inc.

Biovest International, Inc., is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID™ and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), CRSFungal Profile(TM) and any other statements relating to products, product candidates, product development programs the FDA or clinical study process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Biovest International, Inc., New York, NY

Steven Arikian, MD

Chairman and Chief Executive Officer

Tel 212 686 4100 ext 8640

sarikian@biovest.com

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, Ph.D.; 813-864-2554-Extension 277

sbonitz@accentia.net

Investors:

The Investor Relations Group, New York

Adam S. Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210